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                                                                    Exhibit 3.1B


                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                  ALTIRIS, INC.
                             a Delaware corporation

     Altiris, Inc., a corporation organized and existing under the laws of the State of Delaware, does hereby certify:

     1. The name of the corporation is Altiris, Inc. (the "Corporation"). The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on December 20, 2001.

     2. The amendment and restatement herein set forth has been duly approved by the Board of Directors of the Corporation and by the stockholders of the Corporation pursuant to Sections 141, 228 and 242 of the General Corporation Law of the State of Delaware (the "Delaware Law"). Approval of this amendment and restatement was approved by a written consent signed by less than all of the stockholders of the Corporation pursuant to Section 228 of the Delaware Law, and notice has been given in accordance with Section 228(d) of the Delaware Law to those stockholders not signing such written consent.

     3.  The restatement herein set forth has been duly adopted pursuant to
Section 245 of the Delaware Law. This Amended and Restated Certificate of Incorporation restates and integrates and amends the provisions of the Corporation's Certificate of Incorporation.

     4. The text of the Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:


                                    ARTICLE I
                                    ---------

     The name of this corporation is Altiris, Inc. (hereinafter, the "Corporation").


                                   ARTICLE II
                                   ----------

     The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.


                                   ARTICLE III
                                   -----------

     The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.


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                                   ARTICLE IV
                                   ----------

     This Corporation is authorized to issue two classes of shares to be designated, respectively, "Common Stock" and "Preferred Stock." The Common Stock and the Preferred Stock each shall have a par value of $0.0001 per share. The total number of shares of Common Stock this Corporation shall have authority to issue is 50,000,000, of which 2,000,000 shares are designated as Class B Non-Voting Common Stock. The total number of shares of Preferred Stock this Corporation shall have authority to issue is 5,000,000.

     Except as required by law, the Class B Non-Voting Common Stock shall not be entitled to vote for the election of directors or to vote on any other matter.

     On May 2, 2003, each share of Class B Non-voting Common Stock shall automatically and without any action on the part of the Corporation or any holder of such shares and without condition be converted into one share of Common Stock. At any time prior to or after such automatic conversion, any holder of Class B Non-Voting Common Stock may surrender the certificate or certificates therefore, duly endorsed, at the office of the Corporation or of any transfer agent for the Corporation, for reissuance of the same and shall state the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter (and, if such certificate or certificates have been surrendered in accordance with the above on or prior to 5 days prior to such automatic conversion, on the date of such automatic conversion), issue and deliver to such holder of Class B Non-Voting Common Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Notwithstanding the date of any surrender of a certificate or certificates for reissuance, the conversion shall be deemed to have occurred on the date of such automatic conversion and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

     The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Class B Non-Voting Common Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Non-Voting Common Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Class B Non-Voting Common Stock, in addition to such other remedies as shall be available to the holder of such Class B Non-Voting Common Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to its certificate of incorporation.

     Except as otherwise set forth herein, the rights, privileges and restrictions of the Common Stock and the Class B Non-Voting Common Stock shall be identical in all respects, and any action by the Corporation affecting the Common Stock or Class B Non-Voting Common Stock, including without limitation, stock dividends, subdivisions, combinations, consolidations, distributions, reclassifications, exchanges and substitutions, shall affect the shares of Common Stock and Class B Non-Voting Common Stock equally.


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     The Preferred Stock initially shall be undesignated as to series. Any
Preferred Stock not previously designated as to series may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors (authority to do so being hereby expressly vested in the Board), without further stockholder approval, and such resolution or resolutions shall also set forth the voting powers, full or limited or none, of each such series of Preferred Stock and shall fix the designations, preferences and relative, participating, optional or other special rights of each such series of Preferred Stock and the qualifications, limitations or restrictions of such powers, designations, preferences or rights. The Board of Directors is also authorized to fix the number of shares of each such series of Preferred Stock. The Board of Directors is authorized to alter the powers, designation, preferences, rights, qualifications, limitations and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series of Preferred Stock, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series.

     Each share of Preferred Stock issued by the Corporation, if reacquired by the Corporation (whether by redemption, repurchase, conversion to Common Stock or other means), shall upon such reacquisition resume the status of authorized and unissued shares of Preferred Stock, undesignated as to series and available for designation and issuance by the Corporation in accordance with the immediately preceding paragraph.

     The Corporation shall from time to time in accordance with the laws of the State of Delaware increase the authorized amount of its Common Stock if at any time the number of shares of Common Stock remaining unissued and available for issuance shall not be sufficient to permit conversion, if applicable, of the Preferred Stock.


                                    ARTICLE V
                                    ---------

     The Corporation is to have perpetual existence.


                                   ARTICLE VI
                                   ----------

     The Board of Directors shall be divided into three classes designated as Class I, Class II and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. At the first annual meeting of stockholders following the date hereof, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders following the date hereof, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following the date hereof, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose term expire at such annual meeting. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that


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shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director.


                                   ARTICLE VII
                                   -----------

     Section 1. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

     Section 2. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, alter, amend or repeal the Bylaws of the Corporation. The affirmative vote of at least a majority of the Board of Directors then in office shall be required to adopt, amend, alter or repeal the Corporation's Bylaws. No Bylaw hereafter legally adopted, amended, altered or repealed by the stockholders of the Corporation shall invalidate any prior act of the directors or officers of the Corporation which would have been valid if such Bylaw had not been adopted, amended, altered or repealed.

     Section 3. Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

     Section 4. At the election of directors of the Corporation, each holder of Common Stock shall be entitled to one vote for each share held. No stockholder will be permitted to cumulate votes at any election of directors.

     Section 5. The number of directors which constitute the whole Board of Directors shall be fixed exclusively in the manner designated in the Bylaws of the Corporation.


                                  ARTICLE VIII
                                  ------------

     Section 1. To the fullest extent permitted by the Delaware General Corporation Law as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

     Section 2. The Corporation shall indemnify to the fullest extent permitted by law, as now or hereinafter in effect, any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director or officer of the Corporation or any predecessor of the Corporation or serves or served at any other enterprise as a director, officer, employee or agent at the request of the Corporation or any predecessor to the Corporation and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation. The right to indemnification conferred by this Section 2 shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition. The Corporation may indemnify to the fullest extent permitted by law, as now or hereinafter in effect, any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or


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investigative, by reason of the fact that he, his testator or intestate is or was an employee or agent of the Corporation or any predecessor of the Corporation or serves or served at any other enterprise as a director, officer, employee or agent at the request of the Corporation or any predecessor to the Corporation. The rights to indemnification and to the advancement of expenses conferred in this Section 2 shall not be exclusive of any other right which any person may have or hereafter acquire under this Amended and Restated Certificate Incorporation (as amended and restated from time to time, the "Restated Certificate of Incorporation"), the Bylaws of the Corporation, any statute, agreement, vote of the stockholders of the Corporation or disinterested directors of the Corporation or otherwise.

     Section 3. Neither any amendment nor repeal of any Section of this Article VIII, nor the adoption of any provision of the Restated Certificate of Incorporation inconsistent with this Article VIII, shall adversely affect any right or protection of any director or officer established pursuant to this
Article VIII existing at the time of such amendment, repeal or adoption of an inconsistent provision, including without limitation by eliminating or reducing the effect of this Article VIII, for or in respect of any act, omission or other matter occurring, or any action or proceeding accruing or arising (or that, but for this Article VIII, would accrue or arise) prior to such amendment, repeal or adoption of an inconsistent provision.


                                   ARTICLE IX
                                   ----------

     Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.


                                    ARTICLE X
                                    ---------

     Section 1. Except as otherwise provided for or fixed by or pursuant to the provisions of Article IV hereof in relation to the rights of the holders of Preferred Stock to elect directors under specified circumstances, newly-created directorships resulting from any increase in the number of directors, created in accordance with the Bylaws of the Corporation, and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining director. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified, or until such director's earlier death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

     Section 2. Any director or the entire Board of Directors may be removed from office at any time, but only for cause, and only by the affirmative vote of the holders of at least a majority of the voting power of the issued and outstanding capital stock of the Corporation entitled to vote in the election of directors.


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                                   ARTICLE XI
                                   ----------

     Advance notice of new business and stockholder nominations for the election of directors shall be given in the manner and to the extent provided in the Bylaws of the Corporation.


                                   ARTICLE XII
                                   -----------

     Section 1. Stockholders of the Corporation may not take action by written consent in lieu of a meeting, but must take any actions at a duly called annual or special meeting.

     Section 2. Unless otherwise required by law, special meetings of the stockholders of the Corporation, for any purpose or purposes, may be called only by either (i) the Board of Directors of the Corporation, (ii) the Chairman of the Board of Directors of the Corporation, if there be one, (iii) the Chief Executive Officer of the Corporation or (iv) the President of the Corporation.


                                  ARTICLE XIII
                                  ------------

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation."


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

     IN WITNESS WHEREOF, Altiris, Inc. has caused this Restated Certificate of Incorporation to be signed by Gregory S. Butterfield and attested to by Craig Christensen, its Secretary, on _____, 2002.



                                       Altiris, Inc.
                                       a Delaware Corporation

                                       By:
                                          --------------------------------------
                                          Gregory S. Butterfield,
                                          President


ATTEST:

By:
   -------------------------------
     Craig Christensen,
     Secretary


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